UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 16, 2015

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                        Unregistered Sales of Equity Securities.

EnLink Midstream, LLC (the “Registrant”) indirectly owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in EnLink Midstream Partners, LP (the “Partnership”).

On March 16, 2015, the Partnership consummated its previously announced acquisition of Coronado Midstream Holdings LLC (“Coronado”), the parent company of Coronado Midstream LLC, which owns natural gas gathering and processing facilities in the Permian Basin.  In exchange for all of the equity interests in Coronado, the Partnership paid an aggregate amount of $240 million in cash, subject to certain adjustments, and issued to Reliance Midstream, LLC, Windsor Midstream LLC, Wallace Family Partnership, LP, and Ted Collins, Jr., as well as certain members of Coronado’s management team, in the aggregate, 6,704,285 common units representing limited partner interests in the Partnership (the “Common Units”) and 6,704,285 Class C Common Units representing a new class of limited partner interests in the Partnership (the “Class C Common Units” and, together with the Common Units, the “Consideration Units”) (the “Transaction”).  The aggregate consideration in the Transaction is valued at approximately $600 million, subject to certain adjustments.  The Partnership issued and sold the Consideration Units in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and certain rules and regulations promulgated under that section.

The text in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) regarding the Partnership Agreement Amendment (as defined below) is incorporated into this item by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2015, in connection with the Transaction, EnLink Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), adopted Amendment No. 2 (the “Partnership Agreement Amendment”) to the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, to establish the Class C Common Units.

The Class C Common Units are substantially similar in all respects to the Common Units, except that distributions paid on the Class C Common Units may be paid in cash or in additional Class C Common Units issued in kind, as determined by the General Partner in its sole discretion.  The Class C Common Units will automatically convert into Common Units on a one-for-one basis on the earlier to occur of (i) the date on which in the General Partner, in its sole discretion, determines to convert all of the outstanding Class C Common Units into Common Units and (ii) the first business day following the date of the distribution for the quarter ended March 31, 2016.

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 7.01.                                        Regulation FD Disclosure.

On March 16, 2015, the Registrant and the Partnership issued a press release announcing the closing of the Transaction.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                    Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—

Amendment No. 2 to Seventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of March 16, 2015 (incorporated by reference to Exhibit 3.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 16, 2015).

99.1	—

Press Release dated March 16, 2015 (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 16, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: March 16, 2015	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—

Amendment No. 2 to Seventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of March 16, 2015 (incorporated by reference to Exhibit 3.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 16, 2015).

99.1	—

Press Release dated March 16, 2015 (incorporated by reference to Exhibit 99.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 16, 2015).